Exhibit 99.1
News Release

Mirion Technologies Announces Fourth Quarter and Fiscal Year 2022 Financial Results and Provides Fiscal Year 2023 Financial Guidance
•Revenues for the fourth quarter increased 22.6% to $217.9 million, compared to $177.8 million in the same period in 2021. Adjusted revenues increased 20.5% compared to the fourth quarter of 2021.
•GAAP net loss was $159.7 million in the fourth quarter. Adjusted EBITDA was $56.4 million for the same period.
•GAAP net loss per share for the fourth quarter was $0.85. Adjusted earnings per share for the same period was $0.11.
•The company initiated fiscal year 2023 guidance of 6% to 9% revenue growth, adjusted EBITDA of $172 million to $182 million and adjusted EPS of $0.28 to $0.34.
Atlanta, GA – February 14, 2023 – Mirion Technologies, Inc. (“Mirion,” "we" or the "company") (NYSE: MIR), a global provider of radiation detection, measurement, analysis and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for the fourth quarter and fiscal year ended December 31, 2022.
Mirion reported full year order growth for 2022 of approximately 8% compared to 2021. Backlog was $737.4 million as of December 31, 2022, reflecting 10% year-over-year growth, supported by strong engagement with the company’s diverse portfolio of solutions and supportive trends across its end markets. Order growth and backlog exclude the impact of the Hanhikivi project termination in the second quarter of 2022.
“2022 was a dynamic year for Mirion, as we completed our first full year as a public company. Our teams responded well to the myriad of challenges faced throughout the year and we delivered a strong finish to 2022,” stated Thomas Logan, Mirion’s Chief Executive Officer. “Overall, I am very pleased with our fourth quarter results, which were highlighted by substantial revenue growth across both our reporting segments. The Medical business delivered solid top-line growth in all three e and meaningful margin expansion compared to the same period last year. Industrial took a noticeable step forward as well, supported by improved operating conditions and strong execution by our team. We exited 2022 with good momentum and the business is poised to deliver a strong 2023.”
“I am incredibly proud of the growth that Mirion delivered in the fourth quarter. End market demand remains quite healthy and the team has built a strong backlog position to support future growth,” added Larry Kingsley, Chairman of Mirion’s Board of Directors. “I believe that Mirion is well-positioned going into 2023 and beyond, supported by the company’s strategic market position and diverse portfolio of essential products and services.”
The Company recorded goodwill impairment charges of $87.3 million in its Medical segment and $69.3 million in its Industrial segment as a result of its required annual impairment test. The impairment charges represented approximately 10% of the company’s total goodwill balance as of December 31, 2022.

2023 Outlook
“Today, we are providing initial financial guidance for 2023. We are expecting to build off the momentum we established coming out of the fourth quarter,” continued Mr. Logan. “We are anticipating solid top-line growth in 2023, supported by healthy end markets and our robust backlog position. We have taken a thoughtful approach to setting our guidance and believe we have the right strategy in place to execute on our expectations.”
Mirion has issued the following guidance for the fiscal year ending December 31, 2023:
•Reported revenue growth of 6% to 9%, organic growth of 4% to 7%
•Adjusted EBITDA of $172 million - $182 million
•Adjusted EPS of $0.28 - $0.34
•Adjusted free cash flow of $50 million - $70 million

Exhibit 99.1
News Release
Organic revenue growth is expected at 4% to 7%. Inorganic revenue growth is expected to be approximately 1.5% including benefits from the SIS acquisition, offset by the Biodex physical rehab divestiture, expected to close during the first quarter. Foreign exchange rates are expected to result in a positive 0.5% impact to revenue growth. The guidance for organic revenue growth excludes the impact of foreign exchange rates as well as mergers, acquisitions and divestitures. Other modeling and guidance assumptions include the following:
•Euro to U.S. Dollar foreign exchange conversion rate of 1.07
•Depreciation of approximately $30 million
•Net interest expense of approximately $68 million (approximately $64 million of cash interest)
•Capital expenditures of approximately $40 million
•Effective tax rate of between 25% and 27%
•Approximately 181 million shares of Class A common stock outstanding (excludes 8.0 million shares of Class B common stock, 27.2 million warrants, 18.8 million founder shares, subject to vesting, 1.7 million restricted stock units, 0.4 million performance stock units and a further 23.6 million shares reserved for future equity awards (subject to annual automatic increases)), all as of December 31, 2022
The company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for adjusted revenue, organic adjusted revenue adjusted EBITDA, adjusted EPS and adjusted free cash flow are not available without unreasonable effort.
Conference Call
Mirion will host a conference call today, February 14, 2023 at 10:00 a.m. ET to discuss its financial results. Participants may access the call by dialing 1-877-407-9208 or 1-201-493-6784, and requesting to join the Mirion Technologies, Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until February 28, 2023. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13735853. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future growth prospects, future financial and operating performance, including our financial guidance and outlook, our order book and backlog, our growth strategy and positioning, market trends, including supply chain hurdles, our competitive positioning, foreign exchange, interest rate and inflation expectations, mergers, acquisitions, divestitures and strategic investments, including completion and integration of previously completed transactions, our future share capitalization and any exercise, exchange or other settlement of our outstanding warrants and other securities. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including the Russia-Ukraine conflict and the relationship between the United States and China; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology disruption or security; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from strategic transactions, such as acquisitions, divestitures and investments, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt or equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; risks associated with our limited history of operating as an independent company; the impact of the global COVID-19 pandemic, including the availability, acceptance and efficacy of vaccinations, treatments and laws and regulations with respect to vaccinations, on our projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward- looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition, and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release.

Exhibit 99.1
News Release

Basis of Presentation
As a result of the business combination (the "Business Combination") with GS Acquisition Holdings Corp II ("GSAH"), the company’s financial statement presentation distinguishes Mirion Technologies (TopCo), Ltd (“Mirion TopCo”) as the “Predecessor” until the closing date of the Business Combination, October 20, 2021 (the “Closing Date”). Mirion, which includes the combination of Mirion TopCo and GSAH subsequent to the Business Combination, is the “Successor” for periods starting from the Closing Date. As a result of the application of the acquisition method of accounting in the Successor period, the financial statements for the Successor period are presented on a full step-up basis as a result of the Business Combination, and are therefore not comparable to the financial statements of the Predecessor period that are not presented on the same full step-up basis due to the Business Combination. Mirion adopted a calendar year fiscal year in connection with the closing of the Business Combination.

Channels for Disclosure of Information
Mirion intends to announce material information to the public through the Mirion Investor Relations website ir.mirion.com, SEC filings, press releases, public conference calls and public webcasts. Mirion uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information Mirion posts on social media could be deemed to be material information. As such, Mirion encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on Mirion’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which Mirion will announce information will be posted on the investor relations page on Mirion’s website.

About Mirion
Mirion Technologies is a leading provider of detection, measurement, analysis and monitoring solutions to the nuclear, defense, medical and research end markets. The organization aims to harness its unrivaled knowledge of ionizing radiation for the greater good of humanity. Headquartered in Atlanta (GA – USA), Mirion employs around 2,800 people and operates in 13 countries. For more information, and for the latest news and content from Mirion, visit ir.mirion.com.

Contacts
For investor inquiries:
Jerry Estes
ir@mirion.com
For media inquiries:
Matthew Maddox
mmaddox@mirion.com

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	Successor		Predecessor
	December 31, 2022	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$73.5	$84.0	$101.1
Restricted cash	0.5	0.6	0.8
Accounts receivable, net of allowance for doubtful accounts	171.2	157.4	133.3
Costs in excess of billings on uncompleted contracts	50.0	56.3	57.2
Inventories	143.3	123.6	113.2
Prepaid expenses and other current assets	33.6	31.5	28.3
Assets held for sale	8.5	—	—
Total current assets	480.6	453.4	433.9
Property, plant, and equipment, net	124.3	124.0	88.8
Operating lease right-of-use assets	40.1	45.7	—
Goodwill	1,418.0	1,662.6	681.5
Intangible assets, net	650.4	806.9	326.3
Restricted cash	1.0	0.7	0.5
Other assets	24.3	24.7	16.2
Total assets	$2,738.7	$3,118.0	$1,547.2
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$67.7	$59.4	$47.1
Deferred contract revenue	83.0	73.0	50.4
Notes payable to third-parties, current	5.3	3.9	6.4
Operating lease liability, current	8.5	9.3	—
Accrued expenses and other current liabilities	79.8	75.4	84.3
Total current liabilities	244.3	221.0	188.2
Notes payable to related parties, non-current	—	—	1,170.5
Notes payable to third-parties, non-current	801.5	806.8	885.7
Warrant liabilities	30.5	68.1	—
Interest accrued on notes payable to related parties	—	—	64.8
Operating lease liability, non-current	34.3	40.6	—
Deferred income taxes, non-current	116.3	161.0	40.1
Other liabilities	44.6	36.5	37.4
Total liabilities	1,271.5	1,334.0	2,386.7
Commitments and contingencies (Note 11)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 200,298,834 shares issued and outstanding at December 31, 2022; 199,523,292 shares issued and outstanding at December 31, 2021	—	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 8,040,540 issued and outstanding at December 31, 2022 and 8,560,540 issued and outstanding at December 31, 2021	—	—	—
A Ordinary shares, $0.01 nominal value, 3,000,000 shares authorized, 1,483,795 issued and outstanding at June 30, 2021	—	—	—
B Ordinary shares, $0.01 nominal value, 7,000,000 shares authorized, 5,353,970 issued and outstanding at June 30, 2021	—	—	0.1
Additional paid-in capital	1,882.4	1,845.5	9.5
Receivable from employees for purchase of ordinary shares	—	—	(2.4)
Accumulated deficit	(408.5)	(131.6)	(888.0)
Accumulated other comprehensive (loss) income	(75.7)	(20.7)	39.2
Mirion Technologies, Inc. (Successor) and Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders’ equity (deficit)	1,398.2	1,693.2	(841.6)
Noncontrolling interests	69.0	90.8	2.1
Total stockholders’ equity	1,467.2	1,784.0	(839.5)
Total liabilities and stockholders’ equity	$2,738.7	$3,118.0	$1,547.2

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Successor		Predecessor
	Fiscal Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Fiscal Year Ended June 30, 2021	Fiscal Year Ended June 30, 2020
Revenues:
Product	$533.0	$120.9	$123.4	$459.3	$353.0
Service	184.8	33.2	44.6	152.3	125.2
Total revenues	717.8	154.1	168.0	611.6	478.2
Cost of revenues:
Product	307.5	83.1	74.0	284.1	216.8
Service	100.2	17.1	23.7	75.7	64.4
Total cost of revenues	407.7	100.2	97.7	359.8	281.2
Gross profit	310.1	53.9	70.3	251.8	197.0
Operating expenses:
Selling, general and administrative	362.3	70.1	101.6	211.2	158.1
Research and development	30.3	6.7	10.3	29.4	15.9
Goodwill impairment	211.8	—	—	—	—
Impairment loss on business held for sale	3.5	—	—	—	—
Total operating expenses	607.9	76.8	111.9	240.6	174.0
(Loss) income from operations	(297.8)	(22.9)	(41.6)	11.2	23.0
Other expense (income):
Third party interest expense	41.9	6.2	12.5	41.0	41.5
Related party interest expense (Note 9)	—	—	40.3	122.2	107.7
Loss on debt extinguishment	—	—	15.9	—	—
Foreign currency loss (gain), net	4.9	1.6	(0.6)	13.4	(0.6)
Decrease in fair value of warrant liabilities	(37.6)	(1.2)	—	—	—
Other (income) expense, net	(0.4)	0.3	1.6	(1.1)	(1.0)
Loss before income taxes	(306.6)	(29.8)	(111.3)	(164.3)	(124.6)
Benefit from income taxes	(18.2)	(6.8)	(5.6)	(5.9)	(5.5)
Net loss	(288.4)	(23.0)	(105.7)	(158.4)	(119.1)
Loss attributable to noncontrolling interests	(11.5)	(0.8)	—	(0.1)	—
Net loss attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders	$(276.9)	$(22.2)	$(105.7)	$(158.3)	$(119.1)

Net loss per common share attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders — basic and diluted	$(1.53)	$(0.12)	$(15.81)	$(24.18)	$(18.45)
Weighted average common shares outstanding — basic and diluted	181.149	180.773	6.685	6.549	6.453

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Successor		Predecessor
	Fiscal Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Fiscal Year Ended June 30, 2021	Fiscal Year Ended June 30, 2020
OPERATING ACTIVITIES:
Net loss	$(288.4)	$(23.0)	$(105.7)	$(158.4)	$(119.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrual of in-kind interest on notes payable to related parties	—	—	40.2	121.2	107.7
Depreciation and amortization expense	174.5	37.3	25.9	83.6	68.4
Stock-based compensation expense	31.8	5.3	9.3	—	0.2
Loss on debt extinguishment	—	—	15.9	—	—
Amortization of debt issuance costs	2.9	0.7	1.1	3.2	2.6
Provision for doubtful accounts	0.3	(0.8)	0.3	2.1	0.6
Inventory obsolescence write down	0.9	0.3	—	0.7	1.9
Change in deferred income taxes	(37.2)	(11.2)	(8.4)	(16.6)	(15.5)
Loss (gain) on disposal of property, plant and equipment	3.4	0.8	1.6	(0.1)	0.4
Loss (gain) on foreign currency transactions	4.9	1.6	(0.6)	13.4	(1.7)
Decrease in fair values of warrant liabilities	(37.6)	(1.2)	—	—	—
Amortization of deferred revenue step-down	—	2.3	4.5	8.0	0.2
Amortization of inventory step-up	6.3	15.8	—	5.2	1.6
Goodwill impairment	211.8	—	—	—	—
Other	3.6	(0.1)	—	1.4	(0.9)
Changes in operating assets and liabilities:
Accounts receivable	(14.8)	(42.5)	18.2	(4.2)	3.8
Costs in excess of billings on uncompleted contracts	(4.5)	6.3	(5.7)	(3.8)	(2.9)
Inventories	(34.8)	5.1	(10.2)	(4.2)	2.7
Deferred cost of revenue	(0.8)	(0.3)	(0.4)	6.6	(3.5)
Prepaid expenses and other current assets	(2.4)	(2.5)	2.6	(10.1)	(1.6)
Accounts payable	6.3	(8.9)	19.2	2.6	(2.5)
Accrued expenses and other current liabilities	5.5	(8.4)	0.4	(2.2)	7.3
Deferred contract revenue	6.9	10.6	4.5	(2.8)	(1.9)
Other assets	5.7	(6.1)	(2.2)	0.5	0.2
Other liabilities	(4.9)	6.7	2.6	7.5	(8.5)
Net cash provided by operating activities	39.4	(12.2)	13.1	53.6	39.5
INVESTING ACTIVITIES:
Acquisition of Mirion, net of cash and cash equivalents acquired	—	(2,124.8)	—	—	—
Acquisitions of businesses, net of cash and cash equivalents acquired	(6.6)	(58.6)	(0.9)	(290.1)	(55.7)
Purchases of property, plant, and equipment and badges	(34.2)	(6.0)	(11.6)	(23.2)	(19.9)
Sales of property, plant, and equipment	0.8	—	—	—	—
Proceeds from net investment hedge derivative contracts	0.5	—	—	—	—
Net cash used in investing activities	(39.5)	(2,189.4)	(12.5)	(313.3)	(75.6)
FINANCING ACTIVITIES:
Issuances of common stock	—	900.0	—	—	—
Common stock issuance costs	—	(13.3)	—	—	—
Transaction fees reimbursed by Sellers	—	18.7	—	—	—
Payment of deferred underwriting costs	—	(26.3)	—	—	—
SPAC share redemption	—	(146.3)	—	—	—
Borrowings from notes payable to third-parties, net of discount and issuance costs	—	807.3	1.9	218.8	98.8
Principal repayments	(6.6)	(1.7)	(2.4)	(14.8)	(13.4)
Deferred financing costs	—	(0.9)	—	—	—
Borrowings from notes payable – related parties	—	—	—	70.0	—
Borrowing on revolving term loan	—	—	—	—	80.0
Payment on revolving term loan	—	—	—	(35.0)	(45.0)
Payment of contingent considerations	—	—	—	—	(2.0)
Distributions to noncontrolling interests	—	—	—	—	(0.4)
Other financing	(0.4)	0.2	1.5	—	0.9
Net cash used in financing activities	(7.0)	1,537.7	1.0	239.0	118.9
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3.2)	(1.0)	(0.9)	3.1	(2.7)
Net decrease in cash, cash equivalents, and restricted cash	(10.3)	(664.9)	0.7	(17.6)	80.1
Cash, cash equivalents, and restricted cash at beginning of period	85.3	750.2	102.4	120.0	108.7
Cash, cash equivalents, and restricted cash at end of period	$75.0	$85.3	$103.1	$102.4	$188.8

Exhibit 99.1
News Release

Share Count
Consists of 181,548,834 shares of Class A common stock and 8,040,540 shares of Class B common stock outstanding as of December 31, 2022. Excludes (1) 18,750,000 founder shares which are shares of Class A common stock subject to vesting in three equal tranches, based on the volume-weighted average price of our Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 per share for any 20 trading days in any 30 consecutive trading day period, and such shares will be forfeited to us if they fail to vest by October 20, 2026; (2) 27,249,879 shares of Class A common stock issuable upon the exercise of 8,500,000 private placement warrants and 18,749,879 publicly-traded warrants; (3) 1.7 million shares of Class A common stock underlying restricted stock units and 0.4 million shares of Class A common stock underlying performance stock units; and (4) any shares issuable from awards under our 2021 Omnibus Incentive Plan, which had 23,554,298 shares reserved for future equity awards as of December 31, 2022 (subject to annual automatic increases). The 8,040,540 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is as of December 31, 2022 unless otherwise noted.

Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Adjusted Revenues is defined as GAAP revenues adjusted to remove the impact of purchase accounting on the recognition of deferred revenue.
Organic Adjusted Revenues is defined as Adjusted Revenues excluding the impact of foreign exchange rates as well as mergers and acquisitions in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (impairment related to a business held for sale and an equity investment, incremental one-time costs related to the Business Combination, incremental one-time costs associated with becoming a public company, mergers and acquisition expenses, restructuring costs, costs to achieve information technology system integration and efficiency, and costs to achieve integration and operational synergies), stock-based compensation expense, debt extinguishment, goodwill impairment, and income tax impacts of these adjustments.
Adjusted Net Income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants and certain non-operating expenses also excluded from Adjusted EBITDA, stock-based compensation expense, debt extinguishment, goodwill impairment, and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.

Exhibit 99.1
News Release
Free Cash Flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment and purchases of badges.

Operating Metrics
Order Growth is defined as the amount of revenue earned in a given period and estimated to be earned in future periods from contracts entered into in a given period as compared with such amount for a prior period. Order growth was calculated excluding the impact of the Hanhikivi project termination in the second quarter of 2022. Foreign exchange rates are based on the applicable rates as reported for the time period.

Exhibit 99.1
News Release

The following tables presents reconciliations of certain non-GAAP financial measures for the applicable periods.

Mirion Technologies, Inc.
Reconciliation of Adjusted Revenue & Adjusted EBITDA
(In millions)

	Successor	Proforma	Successor	Proforma
	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenue	$217.9	$177.8	$717.8	$668.3
Deferred revenue purchase accounting adjustment	—	3.1	—	14.8
Adjusted Revenue	$217.9	$180.9	$717.8	$683.1

Income from operations	$(161.9)	n.m	$(297.8)	n.m
Amortization	34.3	n.m	145.8	n.m
Depreciation - core	6.3	n.m	22.3	n.m
Depreciation - Mirion Business Combination step-up	1.5	n.m	6.4	n.m
Revenue reduction from purchase accounting	—	n.m	—	n.m
Cost of revenues impact from inventory valuation purchase accounting	—	n.m	6.3	n.m
Stock-based compensation	7.0	n.m	31.8	n.m
Goodwill impairment	156.6	n.m	211.8	n.m
Non-operating expenses	13.0	n.m	38.0	n.m
Other Income / Expense	(0.4)	n.m	0.1	n.m
Adjusted EBITDA	$56.4	$44.8	$164.7	$165.6
Income from operations as % of revenue	(74.3)%	n.m	(41.5)%	n.m
Adjusted EBITDA as % of adjusted revenue	25.9%	24.8%	22.9%	24.2%

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
Net loss attributable to Mirion Technologies, Inc. (Successor)	$(153.4)	$(276.9)
Loss attributable to non-controlling interests	(6.3)	(11.5)
GAAP net loss	$(159.7)	$(288.4)
Cost of revenues impact from inventory valuation purchase accounting	—	6.3
Foreign currency (gain) loss, net	(3.0)	4.9
Amortization of acquired intangibles	34.3	145.8
Stock based compensation	7.0	31.8
Change in fair value of warrant liabilities	(10.1)	(37.6)
Goodwill impairment	156.6	211.8
Non-operating expenses	12.7	37.7
Tax impact of adjustments above	(17.5)	(44.5)
Adjusted Net Income	$20.3	$67.8

Weighted average common shares outstanding — basic and diluted	181.387	181.149
Dilutive Potential Common Shares - RSUs	0.080	0.049
Adjusted weighted average common shares — diluted	181.467	181.198

GAAP loss per share	$(0.85)	$(1.53)
Adjusted earnings per share	$0.11	$0.37